Filed Pursuant To Rule 433, Registration No. 333-124310

$1,000,000,000
CATERPILLAR FINANCIAL SERVICES CORPORATION

For the Period: 6/4/2007 to 6/11/2007

Coupon	Interest	Maturity	Callable	Survivor's Option	Price[1]	Yield[2]	Moody's	S&P	CUSIP
5.150%	Semi-Annual(†††)	6/15/09	NO	YES§	100.00	5.150%	A2	A	14912HDL1
5.500%	Semi-Annual(†††)	6/15/14	6/15/09***	YES§	100.00	5.500%	A2	A	14912HDM9
5.850%	Quarterly(††)	6/15/22	6/15/10**	YES§	100.00	5.893%	A2	A	14912HDN7
6.000%	Semi-Annual(†††)	6/15/27	6/15/11***	YES§	100.00	6.000%	A2	A	14912HDP2

Settlement Date - Thursday, June 14, 2007
Pricing Supplement as of Monday, June 11, 2007

(††) First Payment date 9/15/2007
(†††) First Payment date 12/15/2007

§ The limit for any individual deceased owner or beneficial interest is $200,000 annually. Limit in aggregate is 1% of outstanding principal amount of PowerNotes as of the end of the most recent fiscal year. For complete details, see the prospectus.

** Callable at 100% beginning on the call date above and quarterly thereafter with 30 days notice.
*** Callable at 100% beginning on the call date above and semi-annual thereafter with 30 days notice.
1 Prices are quoted as a percentage of par.